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STRICTLY PRIVATE AND CONFIDENTIAL
ADDRESSEE ONLY
Mr Stuart Rubin
Flat 7
1 Rutland Gate
London
SW7 1BL

                                                                    13 July 2001

                                                               WITHOUT PREJUDICE
                                         SUBJECT TO THE APPROVAL OF THE BOARD OF
                                                   FLAG TELECOM HOLDINGS LIMITED
                                                         AND SUBJECT TO CONTRACT

Dear Stuart:

Following our recent discussions, set out below are the terms of the agreement ("this Agreement") between you and FLAG Telecom Holdings Limited ("the Company") regarding the conclusion of your employment with the FLAG Group and the cessation of all offices held by you in the FLAG Group.

1. Your employment with the FLAG Group will end on 31 December 2001 or such earlier date you commence new employment or such earlier date notified by you to the Company (such notice to be in writing to the Company's HR Department) on which you wish your employment to cease (the "End Date"). Your employment contract or contracts shall cease to apply effective as of the End Date except for those clauses that expressly survive and apply thereafter (including without limitation Appendix 5 of the Employee
      Handbook: Protection of Material, Non-Public and other Confidential Information and Prevention of Insider Trading and Tipping; Appendix 5b of the Employee Handbook: Company Policies and Procedures concerning Protection of Material, Non-Public and other Confidential Information and Prevention of Insider Trading and Tipping) as amended by this Agreement.

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2.    Up to 4 September 2001 ("the Separation Date") you will provide on reasonable notice timely assistance to the new General Counsel. You may be required to attend FLAG Group's offices in London in order to assist in the transition of your duties and responsibilities in accordance with the Legal Transition List at Schedule 1 except that you will be available by telephone when not in London. You have prepared a comprehensive briefing note in respect of each item on the Legal Transition List at Schedule 1. Between the Separation Date and the End Date you will be on "garden leave" and will not be required to attend the office, but you are required to provide reasonable assistance to the FLAG Group as set out in paragraph 20.

SALARY AND BENEFITS

3.

3.1 You will be paid your current salary (US$ 23,750 per month) to the End Date (or at your request an equivalent amount in pounds sterling to a designated account) and will receive benefits to the Separation Date. Payment of the final instalment of your salary is conditional upon you having complied with paragraph 29.7 of this Agreement. Save as otherwise provided for in this Agreement, all benefits extended to you including, but not limited to insurance benefits, accommodation, travel and car allowances, payment of education costs for your children, and pension contributions will cease as of the Separation Date and your salary payments will cease on the End Date. You will receive payment on the Separation Date of US$12,759.18 for accrued and unused vacation earned through the Separation Date. Vacation will not accrue between the Separation Date and the End Date and you will receive no further payment in respect of unused vacation. All payments and benefits will be subject to the tax equalisation arrangements referred to in paragraph 8 below.

3.2 You will be paid your accrued bonus of US $115,000 on the Separation Date. This payment will be subject to the tax equalisation arrangements referred to in paragraph 8 below.

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4     Except as provided herein you hereby acknowledge and agree that no part of your salary or bonus for any period of your employment with the FLAG Group remains payable to you and that there is no agreement to defer payment of any future salary or bonus to which you may be entitled.

COMPENSATION PAYMENT

5 As an additional benefit to you and in consideration for your obligation under paragraph 27 of this Agreement and the provisions of paragraphs 27 and 28 of this Agreement, the Company will pay to you on the Separation Date the sum of US$455,000 less such payments as you will receive as your current salary from the Separation Date through the End Date ("the Compensation Payment"). This payment will be subject to the tax equalisation arrangements referred to in paragraph 8 below. For the avoidance of doubt if the End Date is earlier than 31 December 2001 the balance of current salary that would have been paid for the period ending on 31 December 2001 will be paid in a lump sum at the end of the month in which the actual End Date occurs subject to your having complied with paragraph 29.7.

OTHER COMPENSATION OR BENEFITS

6 You hereby acknowledge and agree that, except as expressly provided in this Agreement, you will not receive any additional compensation, severance or benefits after the End Date.

RELOCATION

7 The Company will pay the following costs associated with your repatriation to the US or relocation elsewhere. If you relocate elsewhere the Company will pay a sum equivalent to the costs of repatriation to the US. Payment under this paragraph is subject to the production of receipts or other documentary evidence of the costs to the Company's satisfaction. The costs which will be met by the Company are:

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      (i)     Package, transportation, and air-freight costs of your personal effects to the US (subject to your providing two competitively priced quotation for such services)

      (ii) Business class one way direct route air tickets for you, your spouse and your children to the city of your choice in the US

      (iii) Reasonable hotel accommodation for a maximum period of 30 nights while you arrange local accommodation.

TAXATION

8. In respect of payments and benefits made or accruing up to the End Date and relocation costs under paragraph 7 and the provision of PriceWaterhouseCoopers assistance in accordance with this paragraph 8, you shall continue to benefit from the operation of the tax equalisation arrangement (which includes tax and social security witholdings) which has previously been operated in the usual way (which for the avoidance of doubt excludes tax relating to stock options) and the Company will pay the fees of PricewaterhouseCoopers to assist in the preparation of your US and UK tax returns for the fiscal tax years 2000-2001 and 2001-2002 (UK) and calendar tax years 2000, 2001 and 2002 (US) up to a maximum of(pound)3,500 per year.

9.    (i)     Except as provided in this Agreement following the End Date you will stop receiving any payments from the Company and will consequently cease suffering hypothetical tax withholding.

      (ii) After the preparation of your US and foreign tax returns as detailed in paragraph 8 above, PricewaterhouseCoopers will continue to prepare tax equalisation calculations to ensure that you only suffer the equivalent tax on income in the US that you would have received had the foreign assignment not occurred.

      (iii) Please note that if you continue to reside in the foreign country after you leave the Company, the Company's or any Associated Company's share of any foreign and or US income and social tax liability (and any

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      subsequent calculation of 'grossed up' taxes) earned during your employment, will be computed as if you had relocated to the US immediately after the End Date. Your decision to remain in such foreign country or subsequently to return to that country or another foreign location is personal and any increase in the rate or level of tax will be your responsibility.

10.   FOREIGN TAX CREDIT

      (i) While on overseas assignment from the US, the Company has been paying foreign taxes on your behalf which may then be taken as a credit on your actual US tax return. It may not have been possible to take a full credit for those foreign taxes paid and in those circumstances the `excess foreign tax credits' are `carried forward' to offset taxes payable on foreign source income received in future years. This credit can be carried forward for up to five years.

      (ii) Any tax benefits related to the use of foreign tax credits generated while on foreign assignment with the Company or any Associated Company will accrue to the Company or such Associated Company. Accordingly, PricewaterhouseCoopers will notify the Company of any remaining foreign tax credit carry forwards when the last assignment related income tax return is prepared.

      (iii) If any foreign tax credits carried forward are used subsequently to your departure from the Company, you will be required to submit the tax return to PricewaterhouseCoopers who will determine at the Company's expense the tax benefit derived from the foreign tax credit. This amount will be payable by you to the Company.

      REFUNDS

      (iv) You may receive US and foreign tax refunds in a period after the End Date that may relate to a period when you were covered by the tax equalisation policy. All foreign tax refunds must be returned to the Company on receipt. Any US tax refunds will be considered as part of

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              the final reconciliation calculation and may be payable back to the Company.

      AUDITS

      (v) The Internal Revenue Service and foreign country tax authorities may, on occasion, examine your tax return relating to a period where you received overseas allowances as a result of your overseas assignment. After the examination, the final reconciliation calculation for that year will be re-computed by PricewaterhouseCoopers at the Company's expense to account for any adjustments. In addition they may be called upon at the Company's expense to represent you in any tax examination related to a year of assignment.

EXPENSES

11. You hereby acknowledge and agree that within 3 months of the Separation Date you will submit your final documented expense reimbursement statement reflecting those business expenses reasonably incurred through the Separation Date, for which you seek reimbursement. The Company will promptly reimburse these expenses.

SUMS OWED TO COMPANY

12. The parties agree that no sums are owed by you to the Company or any Associated Company with respect to holiday taken in excess of your pro-rata entitlement, any outstanding loan, or any advance of salary or training costs made to you by the Company or any Associated Company.

SUMS OWED TO EMPLOYEE

13. You hereby acknowledge and agree that, save as set out in this Agreement, there are no sums owed to you by the Company or any Associated Company including any payments under any bonus, incentive, share option or similar scheme (including, but not limited to the FLAG Telecom Holdings Limited Long-Term Incentive Plan ("the Plan")) and that neither the Company nor any

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      Associated Company nor the trustees of any such scheme is or shall be liable to make any payment or provide you with any shares under any such scheme.

PENSION

14. As an additional benefit on the Separation Date the Company shall pay the sum of US$28,552 to a pension scheme nominated by you.

MEDICAL, DENTAL AND LIFE INSURANCE

15. The Company will continue to provide you (and your immediate family if provided under the current arrangements) with and will pay for medical, dental and life insurance cover until the End Date, subject to the terms of these schemes from time to time in force. Thereafter the Company will continue to provide you (and your immediate family if provided under the current arrangements) with medical and dental cover subject to your continued payment of the premiums or contributions which shall be notified to you and subject to the terms of the schemes until you find new employment providing equivalent cover.

SHARE OPTIONS

16. Subject to Appendix 5b of the Employee Handbook and notwithstanding the terms of any award certificates you shall be entitled for a period of one year following the Separation Date to exercise such options granted to you under the Plan as have vested prior to the Separation Date in accordance with the terms of the Plan and illustrated by the vesting schedule attached at Schedule 2. Pursuant to the Plan all unvested options as listed in Schedule 2 will lapse as of the Separation Date.

RESIGNATION AS A DIRECTOR AND AUTHORISED SIGNATORY

17. You hereby acknowledge and agree that you hold no offices and authorities for signature in or on behalf of the Company or any Associated Company. You undertake to execute all documents and do such further things (at the expense of the Company) as may be necessary to effect your resignation from any office in the FLAG Group.

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18.   You hereby acknowledge and agree that from the date of this Agreement to the Separation Date and continuing thereafter you shall not hold yourself out as authorised to incur fees, expenses or liabilities of any kind or pledge credit on behalf of the Company or any Associated Company in respect of any third party (including but not limited to auditors, legal advisers, investment banks and houses and suppliers).

19. The Company shall ensure that cover shall continue for you in respect of your acts and omissions as a director or officer of the Company and any Associated Companies to the extent such cover is available under the terms of the Company's and Associated Companies' Directors' and Officers' Liability Insurance policy. For the avoidance of doubt, no waivers or releases referred to in paragraphs 28 and 29 given by you herein or pursuant hereto shall extend to any indemnities of the Company and any Associated Company contained in the by-laws of the Company or any Associated Company or approved by any board resolution of the Company or any Associated Company in connection with you being a director or officer of the Company or any Associated Company or your involvement with the Company's initial public offering or any capital raising activities of the Company or any Associated Company.

REASONABLE ASSISTANCE

20.1 The Company will provide to you prior to the Separation Date a list of law firms and other professionals engaged by you or with your approval to provide legal services to the Company or any Associated Company. Such list will identify the provider of such services and the general nature of the assignment and the anticipated costs of such services. Such list shall be based on information provided by you and prior to the Separation Date you will review such list to ensure that it is accurate and complete. You agree that at the request of the Company during the period between the Separation Date and the End Date and following the termination of your employment you will provide the Company and any Associated Company with such assistance:-

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(i)   as it may reasonably require to deal with any outstanding items on the
      Legal Transition List at Schedule 1; and

(ii) as it may reasonably require in the conduct of legal proceedings or any inquiry or investigation in respect of which the Company and/or any Associated Company or its or their legal advisers believe you may be able to provide assistance.

20.2 In the event such assistance is requested, the Company will reimburse you for reasonable out-of-pocket expenses in accordance with the Company's travel and reimbursement policy. From the Separation Date until 6 months following the End Date you may be asked to provide assistance for up to 10 hours in any month. If above 10 hours work is required or if assistance is required following six months following the End Date you will be paid for your assistance on a mutually agreed basis. You agree to provide occasional telephone assistance and such assistance will not be taken into account in computing the 10 hours referred to above.

RETURN OF PROPERTY

21. You hereby acknowledge and agree that you have returned in good condition and without modification all books, documents, correspondence, computer disks, papers, materials, laptop computer, mobile telephone, credit or charge and telephone cards and keys, including all copies thereof, and all other property of or relating to the business or affairs of the Company or any Associated Company or any officer, employee, customer, supplier or agent of the Company or any Associated Company, to the Company's premises save for public documents, copies of forms and precedents and other materials that may be required to fulfil your obligations pursuant to paragraphs 2 and 20. You further acknowledge and agree that you have deleted any information belonging to the Company or any Associated Company from any personal computer that you may have at home or elsewhere other than the Company's offices without retaining any copies of any such information, in electronic or other format save for public documents, copies of forms and precedents and other materials that may be reasonably required to fulfil your obligations

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      pursuant to paragraphs 2 and 20. You acknowledge and agree that you have notified the Company of any passwords used by you in relation to its computer system.

REFERENCE

22. The Company will on any reasonable request by a prospective employer or employment agency in the UK provide a written reference with respect to your employment with the FLAG Group (subject in each case to any material information which may subsequently come to the attention of the FLAG Group).

CONFIDENTIALITY AND NON-DISPARAGEMENT

23. You and the Company agree that you, the Company and the Associated Companies will hold the provisions of this Agreement and the circumstances leading to the termination of your employment in strictest confidence and will not, except with the prior written consent of the other party, directly or indirectly, publicize or disclose in any manner whatsoever the provisions of this Agreement or the circumstances leading to the termination of your employment; PROVIDED, HOWEVER, that you may disclose this Agreement to your immediate family and that each party (including any Associated Company) may disclose this Agreement: (a) in confidence to their attorneys, accountants, auditors, tax preparers, and financial advisors (provided they have themselves agreed to maintain the confidentiality of such communications); and (b) insofar as such disclosure may be necessary to enforce the terms of this Agreement or as otherwise required by law. In particular, and without limitation, both parties (including any Associated Company) agree not to disclose the terms of this Agreement to any current or former employee of the FLAG Group.

24. You hereby agree not to disparage the Company or any Associated Company or any of their respective officers, directors, employees, shareholders, attorneys and agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation and the Company will not and agrees to procure that its Associated Companies and the officers of

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      the Company and of FLAG Limited will not disparage you in any manner likely to be harmful to you or your business, business reputation or personal reputation and will use reasonable endeavours to prevent the officers and employees of the FLAG Group from disparaging you in any manner likely to be harmful to you or your business, business reputation or personal reputation; PROVIDED, HOWEVER, that you and the FLAG Group may respond accurately and fully to any question, inquiry or request for information when required by legal process.

PROPRIETARY INFORMATION OBLIGATIONS

25. You hereby acknowledge that you signed and agree to continue to be bound by the provisions of the Company's proprietary information agreement dated 1 August 1988 and also by Appendices 5 and 5b of the Employee Handbook, copies of which are attached to this Agreement at Schedule 3 (except as amended by this Agreement).

ASSIGNMENT OF INVENTIONS

26. You hereby irrevocably assign to the Company all right, title and interest in and to any and all inventions (whether or not patentable), copyrights, trademarks, know-how, proprietary techniques and trades secrets or similar proprietary rights that you developed in the course of your employment by the FLAG Group, or during working hours, or using Company tools, materials, resources, or equipment or which you might otherwise own which would be needed by the Company in order to develop and sell its products and operate its business. You hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which you now have or may hereafter have for infringement of any patents or copyrights resulting from any such application for letters, patents, copyright registrations assigned hereunder to the Company.

RESTRICTIVE COVENANTS

27. Subject to the provisions of this Agreement you agree that the provisions contained in the non-compete and proprietary information agreement attached

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      in Schedule 3 Part 2 as modified by this Agreement shall continue to apply and be binding upon you to the End Date and thereafter save that in consideration of and subject to your receipt of the Compensation Payment you agree that such non-compete and proprietary information agreement shall be amended so that the non-compete covenant (at clause 1) shall be deleted and replaced with the non-compete covenant attached at Schedule 3
      Part 1 and the non-compete and proprietary information agreement at Parts
      1 and 2 of Schedule 3 shall be subject to English law and the non-exclusive jurisdiction of the English courts and tribunals.

FULL AND FINAL SETTLEMENT

28. In consideration of and subject to your receipt of the Compensation Payment and in further consideration of the other items described herein, on behalf of yourself, your heirs, spouse, assigns, attorneys and agents, you hereby release, acquit and forever discharge the Company and any Associated Company and its or their officers, directors, agents, servants, employees, attorneys, shareholders, predecessors, successors, assigns and affiliates, and the Company and its Associated Companies hereby release, acquit and forever discharge you of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed ("Claims") arising out of or in any way related to any agreement, event, conduct, act, omission or circumstance that has occurred or will occur at any time prior to and including the End Date (except for the New UK Statutory Claims and New Personal Injury Claims referred to in paragraph 29.6 below) directly or indirectly arising out of or in any way connected with your employment with the FLAG Group, the termination of that employment (even though this occurs after the date of execution of this Agreement), or any office held by you by virtue of your employment, or the loss of any such office; including but not limited to Claims related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; tort law; contract law; wrongful discharge; discrimination;

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      harassment; fraud; defamation; or emotional distress (whether arising under common law, statute, European Union law or otherwise, whether in the United Kingdom or elsewhere in the world and whether contemplated or not) and you (in consideration of and subject to your receipt of the Compensation Payment and in further consideration of the other items described herein) and the Company and its Associated Companies will refrain from instituting or continuing and will forthwith withdraw any legal proceedings or complaint, including without limitation any complaint before or to an employment tribunal or administrative agency. You and the Company both acknowledge that there are or may be Claims which are not contemplated (whether on the facts known to the parties or on the law as it is known) at the date of this Agreement by the parties or either of them but that the waiver contained in this paragraph waives and releases any and all such Claims (except for the New UK Statutory Claims and New Personal Injury Claims referred to in paragraph 29.6 below). For the avoidance of doubt the provisions of this Agreement remain fully enforceable as between the parties and are not affected by the terms of this waiver and release.

29.

29.1 You hereby warrant that before signing this letter you received independent legal advice from Michael Cole of Penningtons, Highfield, Brighton Road, Godalming, Surrey GU7 1NS ("Legal Adviser"), a qualified lawyer, as to its terms and effect on, in particular, your ability to bring a statutory claim, including but not limited to any claim for:

      (i)     unfair dismissal;

      (ii)    a redundancy payment;

      (iii)   unlawful deductions from wages;

      (iv)    unequal treatment contrary to the provisions of the Equal Pay Act
              1970;

      (v)     race discrimination or victimisation under the Race Relations Act
              1976;

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      (vi)    sex discrimination or victimisation under the Sex Discrimination
              Act 1975;

      (vii) disability discrimination or victimisation under the Disability Discrimination Act 1995;

      (viii) breach of the Transfer of Undertakings (Protection of Employment) Regulations 1981;

      (ix)    breach of the Working Time Regulations 1998;

      (x) breach of the Trade Union and Labour Relations (Consolidation) Act 1992; and

      (xi) breach of the Transnational Information and Consultation of Employees Regulations 1999.

29.2 You agree that subject to paragraph 29.6 below to the extent you have or may have any such complaints, the waiver and release of Claims in paragraph 28 above expressly relates to each and every one of those complaints.

29.3 In consideration of and subject to your receipt of the Compensation Payment you waive and release all other complaints or Claims of any nature against the Company or any Associated Company under the Employment Rights Act 1996, the Equal Pay Act 1970, the Race Relations Act 1976, the Sex Discrimination Act 1975, the Disability Discrimination Act 1995, the Trade Union and Labour Relations (Consolidation) Act 1992, the Transfer of Undertakings (Protection of Employment) Regulations 1981, the Working Time Regulations 1998, the Transnational Information and Consultation of Employees Regulations 1999 except for the New UK Statutory Claims referred to in paragraph 29.6 below.

29.4 Your Legal Adviser confirms that he has advised you on the claims set out at paragraph 29.1 above by signing the certificate addressed to the Company at Schedule 4.

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29.5  The parties agree that all conditions regulating compromise agreements contained in any of the legislation referred to at subparagraphs 29.1 and
      29.3 above are intended to be and have been satisfied.

29.6 The waivers and releases of Claims and complaints in paragraphs 28 and 29 do not include statutory claims referred to in paragraphs 29.1 and 29.3 above or personal injury claims in each case arising out of entirely new acts or omissions which are currently unknown and not contemplated by the parties as at the date of execution of this Agreement and which occur between the date of execution of this Agreement and the End Date ("the New UK Statutory Claims" and "the New Personal Injury Claims" respectively), but for the avoidance of doubt the waivers and releases in paragraphs 28 and 29 do include all Claims (other than the New UK Statutory Claims, New Personal Injury Claims and claims for breach of this Agreement) relating to the future cessation of your employment with the FLAG Group on the End Date as provided for in this Agreement.

29.7 On the termination of your employment on the End Date you agree to execute a further waiver and release in the terms of Schedule 6 within 7 days of the End Date. The final salary payment (including the full amount of any accelerated payment of salary arising as a result of the End Date occurring earlier than 31 December 2001) is conditional upon you executing and delivering to the Company this form of waiver and release.

30. Each of the parties is entering into this Agreement in reliance upon the acknowledgements and agreements and warranties in this Agreement.

INJUNCTIVE RELIEF

31. The parties hereto hereby agree that damages would be an inadequate remedy for the Company, its Associated Companies or you in the event of a breach or threatened breach of paragraphs 23, 24, 25, 26, or 27 of this Agreement and, in the event of any such breach or threatened breach, the Company, its Associated Companies or you may, either with or without pursuing any potential damage remedies, obtain and enforce an injunction prohibiting you, the Company or the Associated Companies from violating this

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      Agreement and requiring you, the Company or the Associated Companies to comply with the terms of this Agreement.

GOVERNING LAW AND JURISDICTION

32. This Agreement will be deemed to have been entered into and will be construed and enforced in accordance with the laws of England and Wales without regard to principles of conflict of laws. The parties hereby agree to submit to the non-exclusive jurisdiction of the English courts and tribunals for any action to enforce this Agreement or to seek equitable relief.

MISCELLANEOUS

33. This Agreement constitutes the complete, final and exclusive embodiment of the entire agreement between you and the FLAG Group with regard to this subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Agreement may not be modified or amended except in writing signed by you and a duly authorised officer of the Company.

34. This Agreement will bind the heirs, personal representatives, successors and assigns of you and the FLAG Group, and inure to the benefit of you and the FLAG Group, and your and their heirs, successors and assigns. In the event of your death prior to the payment in full of all amounts payable to you pursuant to this Agreement amounts that would otherwise have been payable to you will be payable to your estate.

35. The Contracts (Rights of Third Parties) Act 1999 shall apply to this Agreement. Any of the Associated Companies (as defined at paragraph 39 below) shall be entitled to enforce the benefits conferred by this Agreement. No consent of any such Associated Company will be required for the variation or termination of this Agreement, even if that variation or termination affects the benefits conferred on such Associated Company. Except as provided in this paragraph 35, a person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of

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      this Agreement but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

36. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified by the court so as to be rendered enforceable.

37. The parties understand that each party is responsible for bearing its or his own costs and attorney's fees incurred in connection with matters released in this Agreement, the preparation and negotiation of this Agreement, and all other matters or events between the parties up to the time of this Agreement.

38. If either party brings an action to enforce the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs.

39.   As used herein, "Associated Company" means the companies listed at
      Schedule 5 and any other company directly or indirectly controlled by FLAG Telecom Holdings Limited.

40. As used herein, "foreign" means non-United States States, "US" means the United States of America and "UK" means the United Kingdom.

41. References in this Agreement to the provisions of any statute or subordinate legislation shall be deemed to refer to the same as in force including any amendment or re-enactment from time to time.

42. The headings in this Agreement are for ease of reference only and shall not affect interpretation.

43. The FLAG Group means FLAG Telecom Holdings Limited and all of the Associated Companies.

44. The Company will cause its Associated Companies to honour this Agreement and will be responsible for any default on the part of any of the Associated Companies.

Please confirm your acceptance of the above terms by signing, dating and returning to me the enclosed copy of this Agreement, together with the Solicitor's Certificate signed and dated by your Legal Adviser, whereupon the terms of this Agreement, although marked without prejudice and subject to contract shall become binding upon the parties subject to this Agreement having been approved by the Board of Directors of the Company.

Yours sincerely

/s/ Andres Bande
Chairman and CEO
Duly authorized by resolution of the Board

FOR AND ON BEHALF OF
FLAG TELECOM HOLDINGS LIMITED ON ITS OWN BEHALF
AND ON BEHALF OF THE ASSOCIATED COMPANIES


I understand and accept the terms of this Agreement.

Signed:

  /s/ Stuart Rubin
---------------------------------
STUART RUBIN

Date:

                                   SCHEDULE 1

LEGAL TRANSITION LIST                                           12 November,
                                                                        2001

-----------------------------------------------------------------------------
1.    FA-1
-----------------------------------------------------------------------------
2.    FNAL
-----------------------------------------------------------------------------
3.    FLAG PACIFIC
-----------------------------------------------------------------------------
4.    EURO NETWORK ALLIANCE WITH VERIZON
-----------------------------------------------------------------------------
5.    FLAG WEB
-----------------------------------------------------------------------------
6.    CAPACITY SALES
-----------------------------------------------------------------------------
7.    LICENSING
-----------------------------------------------------------------------------
8.    CORPORATE GOVERNANCE
-----------------------------------------------------------------------------
9.    FLAG NETWORK SERVICES
-----------------------------------------------------------------------------
10.   BUSINESS DEVELOPMENT
-----------------------------------------------------------------------------
11.   NON-DISCLOSURE AGREEMENTS
-----------------------------------------------------------------------------
12.   SECURITIES COMPLIANCE
-----------------------------------------------------------------------------
13.   GENERAL TELECOMS MATTERS
-----------------------------------------------------------------------------
14.   HR MATTERS
-----------------------------------------------------------------------------
15.   OPERATIONS & MAINTENANCE
-----------------------------------------------------------------------------
16.   FACILITY MAINTENANCE
-----------------------------------------------------------------------------
17.   RECRUITMENT
-----------------------------------------------------------------------------
18.   BERMUDA LITIGATION
-----------------------------------------------------------------------------
19.   INDIA
-----------------------------------------------------------------------------
20.   VERIZON SALE TO TYCOM
-----------------------------------------------------------------------------
21.   DEUTSCHE TELECOM SALES
-----------------------------------------------------------------------------

                                   SCHEDULE 2

                                VESTING SCHEDULE

GRANT DATE       PLAN           PRICE     GRANTED   EXERCISED   LAPSED    VESTED    UNVESTED
31/3/1998    International    US$ 6.42    268,000           0        0   268,000           0

30/9/1999    UK               US$ 6.42     25,000           0        0    25,000           0
             Unapproved

10/4/2000    UK               US$22.50    110,000           0        0    55,000      55,000
             Unapproved

14/9/2000    International    US$12.00     55,000           0        0    27,500      27,500

10/4/2001    International    US$ 2.75     55,000           0        0         0      55,000

                                          -------   ---------   ------   -------    --------

                                          513,000           0        0   375,500     137,500

                                   SCHEDULE 3

                                     PART 1

The Executive acknowledges that in the course of his employment he has had access to confidential and proprietary information belonging to the Company and Affiliated Companies and has knowledge of and influence over the Company's and Affiliated Company's clients and that he is in possession of knowledge and information which is not available other than to the Company and Affiliated Companies and would be detrimental to the Company and Affiliated Companies if known to the Company's and Affiliated Companies' competitors.

1)    PROHIBITION AGAINST COMPETITIVE ACTIVITIES

      The Executive, without the prior written consent of the Board of Directors of the Company (or any successor governing body of the Company) shall not either alone or jointly with others as an individual, partner, shareholder, officer, director, principal, agent, employee, consultant or in any other capacity whether directly or indirectly through any other person, firm or company and whether or not for Executive's own benefit

      (i) During the period of Executive's employment with the Company or any other Affiliated Company, and for a period of twelve months following the Separation Date, work for, or provide services to, or accept any employment, appointment or engagement or become interested in, any company or entity within the Tycom, Level 3, Global Crossing, or 360 Networks groups of companies provided however that nothing herein shall prevent the Executive from acquiring securities of a publicly traded company so long as the Executive's equity interest in any such company is less than 5% of the outstanding capital stock of such company;

      (ii) During the period of Executive's employment with the Company or any other Affiliated Company, and for a period of twelve months following the Separation Date, in competition with the Company and/or any of the Affiliated Companies in any geographic area where the Company or any other Affiliated Company conducts business (or at the time of the Separation Date, had a board-approved business plan under which it planned to conduct business and about which the Executive had knowledge) engage in commercial or professional activities relating to the sale, marketing, construction, building, operation, maintenance and installation of submarine telecommunications cable capacity ("Competitive Activities") provided, however, that nothing herein shall prevent the Executive from acquiring securities of a publicly-traded company so long as the Executive's equity interest in any such company is less than 5% of the then outstanding capital stock of such company;

      (iii) During the period of Executive's employment with the Company or any other Affiliated Company, and for a period of twelve months following the Separation Date, interfere with the relations of the Company or any other Affiliated Company with any of its employees, agents, representatives, suppliers or vendors under contract, or joint ventures, where any such person or entity co-operates with or supports the Company or any other Affiliated Company; or

      (iv) During the period of Executive's employment with the Company or any other Affiliated Company, and for a period of twelve months following the Separation Date, induce or solicit or otherwise encourage any employee of the Company or any other Affiliated Company to terminate his or her employment with the Company or any other Affiliated Company or for a period of six months following the Separation Date employ or, offer employment to any person who was employed by the Company or any Affiliated Company at the Separation Date or in the four months prior to the Separation Date.

For the purposes of this Schedule 3:

      (i) "The Company", "Affiliated Company" and "Separation Date" shall have the same meanings respectively as "the Company", "Associated Company" and "Separation Date" in the Agreement to which this forms Schedule 3 Part I and

      (ii)    "the Executive" means Stuart Rubin

      (iii) any employee means any person who was employed by the Company or any other Affiliated Company with whom the Executive personally dealt and who was or is employed in a managerial sales or technical capacity.

The Company shall send the Executive written notice in the event that the Company believes that the Executive has violated any of the prohibitions of this
Schedule 3; provided, however, that any failure by the Company to give notice under this provision or to enforce its rights under this Agreement in any one or more instances shall not be a bar to the Company giving notice and taking action to enforce its rights under this Agreement at any later time.

The provisions in this clause are intended to be separate, severable and enforceable as such.

                                    PART 2

      COPY APPENDICES TO EMPLOYEE HANDBOOK AND NON-COMPETE AND PROPRIETARY
                             INFORMATION AGREEMENT

                                   SCHEDULE 4

                             SOLICITOR'S CERTIFICATE

I hereby certify as follows:

1. I am a Solicitor of the Supreme Court of England and Wales holding a current practising certificate.

2. I have advised Stuart Rubin of the terms and effect under English law of the Agreement between FLAG Telecom Holdings Limited and him dated _________________________________ 2001 and, in particular, its effect on his ability to pursue his rights before an employment tribunal following its signing.

3. I am not acting (and have not acted) in relation to this matter for FLAG Telecom Holdings Limited or any Associated Companies (as defined in the Agreement).

4. There is in force and was in force when I gave the advice referred to above, cover under a contract of insurance, or an indemnity provided for members of a profession or professional bodies relating to the risk of a claim by Stuart Rubin in respect of loss arising from such advice.


SIGNED:

SOLICITOR:

FIRM NAME:

ADDRESS:

                                   SCHEDULE 5

                              ASSOCIATED COMPANIES

---------------------------------------------------------------------------------------------------------------------------
FLAG Telecom Holdings                Cedar House,                   Suite 770,                     Bermuda       26044
Limited                              41 Cedar Avenue                48 Par-la-Ville Road
                                     Hamilton HM12, Bermuda         Hamilton HM11
                                                                    Bermuda
---------------------------------------------------------------------------------------------------------------------------
FLAG Limited                         Cedar House,                   Suite 770,                     Bermuda       EC/17928
                                     41 Cedar Avenue                48 Par-la-Ville Road
                                     Hamilton HM12, Bermuda         Hamilton HM11
                                                                    Bermuda
---------------------------------------------------------------------------------------------------------------------------
FLAG Telecom                         Cedar House,                   Suite 770,                     Bermuda       E26206
Development Limited                  41 Cedar Avenue                48 Par-la-Ville Road
                                     Hamilton HM12, Bermuda         Hamilton HM11
                                                                    Bermuda
---------------------------------------------------------------------------------------------------------------------------
FLAG Telecom                         16 Hussein Wassef St.,         Safir Suites Hotel,            Egypt         N/A
Development Services                 Messaha, Dokki                 Suite 701
Company LLC                          Cairo 12311,                   21 Mohammad Mazhar
                                     Egypt                          Street
                                                                    Zamalek, Cairo
                                                                    Egypt
---------------------------------------------------------------------------------------------------------------------------
FLAG Telecom Network                 Hardwicke House, 2/F           Same as registered             Ireland       301430
Services Limited                     Hatch Street                   office
                                     Dublin 2
---------------------------------------------------------------------------------------------------------------------------
FLAG Telecom Ireland                 Hardwicke House, 2/F           Same as registered office      Ireland       300330
Limited                              Hatch Street
                                     Dublin 2

---------------------------------------------------------------------------------------------------------------------------
FLAG Telecom Japan                   Izumi Kojimachi Building,      Same as Registered             Japan         038860
Limited                              5/F                            Office
                                     10 Kojimachi 1-chome
                                     Chiyoda-ku
                                     Tokyo 102-0083
                                     Japan
---------------------------------------------------------------------------------------------------------------------------
FLAG Telecom Espana SA               Po Castellana, 141 Planta      C/ Juan Bravo, 3C Planta      Spain         N/A
                                     20                             5
                                     Edificio Cuzco IV              28006 Madrid
                                     28046 Madrid                   Spain
                                     Spain
---------------------------------------------------------------------------------------------------------------------------
FLAG Telecom Ireland                 Hardwicke House, 2/F           Same as registered office      Ireland       309573
Services Limited                     Hatch Street
                                     Dublin 2
---------------------------------------------------------------------------------------------------------------------------
FLAG Telecom Ireland                 Hardwicke House, 2/F           Same as registered office      Ireland       311268
Network Limited                      Hatch Street
                                     Dublin 2
---------------------------------------------------------------------------------------------------------------------------
FLAG Telecom Network USA Limited     Corporation Trust Centre       Suite 150, 8045 Leesburg       USA           3227686
USA Limited                          1209 Orange Street             Pike, Vienna, Virginia
                                     Wilmington, County of          22182
                                     New Castle
                                     Delaware 19801 USA
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
FLAG Telecom Nederland               Strawinskylaan 3051            Same as Registered             The           34147123
Network B.V.                         1077 ZX Amsterdam, The         Office                         Netherlands
                                     Netherlands
---------------------------------------------------------------------------------------------------------------------------
FLAG Telecom Servizi Italia          Via Pompeo Magno 4             Same as Registered             Italy         N/A
SPA                                  00192, Rome                    Office
                                     Italy
---------------------------------------------------------------------------------------------------------------------------
FLAG Access India Private            The Surya Hotel, Office Floor  Same as Registered             India         55-107573
Ltd                                  Business Centre,               Office
                                     New Friends Colony
                                     New Delhi 110065
                                     India
---------------------------------------------------------------------------------------------------------------------------
FLAG Telecom Group                   Cedar House                    Suite 770                      Bermuda       26157
Services Limited                     41 Cedar Avenue                48 Par-la-Ville Road
                                     Hamilton HM12                  Hamilton HM11
                                     Bermuda                        Bermuda
---------------------------------------------------------------------------------------------------------------------------
FLAG Telecom Limited                 9 South Street                 Same as Registered             UK            3506159
                                     London W1K 2XA                 Office
                                     UK
---------------------------------------------------------------------------------------------------------------------------
FLAG Telecom USA LTD.                1209 Orange Street             Suite 150, 8045 Leesburg Pike  USA           2900162
                                     City of Wilmington             Vienna, Virginia 22182
                                     County of New Castle           USA
                                     State of Delaware
                                     USA
---------------------------------------------------------------------------------------------------------------------------
FLAG Telecom Asia Limited            Suite 3305-6                   Same as Registered             Hong Kong     645513
                                     One International Finance      Office
                                     Centre
                                     1 Harbour View Street
                                     Central, Hong Kong
---------------------------------------------------------------------------------------------------------------------------
FLAG Telecom France                  25, rue Greffulhe              Same as Registered             France        R.C.S.
Services EURL                        92300 Levallois-Perret         Office                                       Nanterre
                                     France                                                                      B431 829
                                                                                                                 134
---------------------------------------------------------------------------------------------------------------------------
FLAG Telecom Deutschland             Mainzer Landstrasse 47         Same as Registered             Germany       HRB 48284
GmbH                                 60329  Frankfurt               Office
                                     Germany
---------------------------------------------------------------------------------------------------------------------------
FLAG Telecom Services                Via XX Settembre No. 1         Via Pompeo Magno 4             Italy         N/A
Italia SRL                           Rome, Italy                    00192, Rome
(in liquidation)                                                    Italy
---------------------------------------------------------------------------------------------------------------------------
FLAG Telecom Nederland               Strawinskylaan 3051,           Same as Registered             The           34147133
B.V.                                 1077 ZX Amsterdam, The         Office                         Netherlands
                                     Netherlands
---------------------------------------------------------------------------------------------------------------------------
FLAG Telecom Global                  Cedar House                    Suite 770                      Bermuda       28625
Network Limited                      41 Cedar Avenue                48 Par-la-Ville Road
                                     Hamilton HM12                  Hamilton HM11
                                     Bermuda                        Bermuda
---------------------------------------------------------------------------------------------------------------------------
FLAG Pacific Holdings                Cedar House                    Suite 770                      Bermuda       28118
Limited                              41 Cedar Avenue                48 Par-la-Ville Road
                                     Hamilton HM12                  Hamilton HM11
                                     Bermuda                        Bermuda
---------------------------------------------------------------------------------------------------------------------------
FLAG Pacific Limited                 Cedar House                    Suite 770                      Bermuda       28120
                                     41 Cedar Avenue                48 Par-la-Ville Road
                                     Hamilton HM12                  Hamilton HM11
                                     Bermuda                        Bermuda
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
FLAG Pacific USA Limited             Corporation Trust Centre       N/A                            USA           3246409
                                     1209 Orange Street
                                     Wilmington,
                                     County of New Castle
                                     Delaware 19801
                                     USA
---------------------------------------------------------------------------------------------------------------------------
FLAG Pacific Canada Limited          P O Box 7289, Stn. "A"         N/A                            Canada        512377
                                     44 Chipman Hill, 10th Floor
                                     Saint John
                                     N.B. E2L 4S6
                                     Canada
---------------------------------------------------------------------------------------------------------------------------
FLAG Pacific Japan Limited           Izumi Kojimachi Building, 5/F  Same as Registered Office      Japan         N/A
                                     10 Kojimachi 1-chome
                                     Chiyoda-ku
                                     Tokyo 102-0083
                                     Japan
---------------------------------------------------------------------------------------------------------------------------
FLAG Asia Holdings Limited           Cedar House                    Suite 770                      Bermuda       28213
                                     41 Cedar Avenue                48 Par-la-Ville Road
                                     Hamilton HM12                  Hamilton HM11
                                     Bermuda                        Bermuda
---------------------------------------------------------------------------------------------------------------------------
FLAG Asia Limited                    Cedar House                    Suite 770                      Bermuda       28214
                                     41 Cedar Avenue                48 Par-la-Ville Road
                                     Hamilton HM12                  Hamilton HM11
                                     Bermuda                        Bermuda
---------------------------------------------------------------------------------------------------------------------------
FLAG Telecom Deutschland             Mainzer Landstrasse 47         Same as Registered             Germany       HRB
Network GmbH                         60329  Frankfurt               Office                                       52228
                                     Germany
---------------------------------------------------------------------------------------------------------------------------
FLAG Telecom Korea                   Suite 2303, 23rd Floor, City   Same as Registered             Korea         N/A
Limited                              Air Tower 159-9                Office
                                     Samsung-Dong, Kangnam-Ku
                                     Seoul 135-973
                                     Korea
---------------------------------------------------------------------------------------------------------------------------
FLAG Telecom Singapore               8 Shenton Way                  Same as Registered             Singapore     20002702N
Pte.. Limited                        #33-01 Temasek Tower           Office
                                     Singapore 068811
---------------------------------------------------------------------------------------------------------------------------
FLAG Atlantic Holdings               Cedar House                    Suite 770                      Bermuda       25863
Limited                              41 Cedar Avenue                48 Par-la-Ville Road
                                     Hamilton HM12                  Hamilton HM11
                                     Bermuda                        Bermuda
---------------------------------------------------------------------------------------------------------------------------
FLAG Atlantic Limited                Cedar House                    Suite 770                      Bermuda       25854
                                     41 Cedar Avenue                48 Par-la-Ville Road
                                     Hamilton HM12                  Hamilton HM11
                                     Bermuda                        Bermuda
---------------------------------------------------------------------------------------------------------------------------
FLAG Atlantic UK Limited             9 South Street                 Sovereign Court, 635 Sipson    United        3765265
                                     London W1K 2XA                 Road, West Drayton, Middlesex  Kingdom
                                     UK                             UB7 0JE,
                                                                    UK
---------------------------------------------------------------------------------------------------------------------------
FLAG Atlantic USA Limited            615 South DuPont               Sovereign Court, 635           USA           3016237
                                     Highway                        Sipson Road, West
                                     Dover                          Drayton, Middlesex
                                     Delaware 19901                 UB7 0JE
                                     USA                            UK
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
FLAG Atlantic France                 25, rue Greffulhe              Same as Registered             France        RCS Nanterre
S.A.R.L.                             92300 Levallois-Perret         Office                                       B 423 843
                                     France                                                                      143
                                                                                                                 ((2001
                                                                                                                 B01913)
---------------------------------------------------------------------------------------------------------------------------
FLAG Telecom Belgium                 c/o Arthur Andersen            Zwaluwstraat 9                 Belgium       112.955
Network SA                           Montagne du Parc 4             3920 Lommel
                                     1000 Bruxelles                 Belgium
                                     Belgium
---------------------------------------------------------------------------------------------------------------------------
FLAG Telecom Switzerland             C/o Lenz & Staehelin           N/A                            Switzerlan    TBA
Network AG                           Aktiengesellschaft                                            d
                                     Bleicherweg 58
                                     8027 Zurich
                                     Switzerland
---------------------------------------------------------------------------------------------------------------------------
FLAG Telecom Hellas A.E.             5 Livini Street                Room 302                       Greece        48637/01/
                                     Athens                         60 Vasilissis Sophias                        B/01206
                                     Greece                         Avenue
                                                                    Athens 11528
                                                                    Greece
---------------------------------------------------------------------------------------------------------------------------
FLAG Telecom Norway Network AS       C/o Advokatfirmaet Hjort       N/A                            Norway        TBA
                                     DA
                                     Akersgaten 2
                                     0105 Oslo
                                     Norway
---------------------------------------------------------------------------------------------------------------------------
FLAG Telecom France                  25, rue Greffulhe              Same as Registered             France        R.C.S200
Network SAS                          92300 Levallois-Perret         Office                                       1B02879
                                     France (
---------------------------------------------------------------------------------------------------------------------------

                                   SCHEDULE 6

                              Compromise Agreement

Dear Stuart,

      Further to the terms of the agreement dated [       ] between FLAG Telecom
Holdings Limited ("the Company") and yourself ("the Agreement"), you and the Company have agreed to enter into this further Compromise Agreement ("Compromise Agreement") as follows:

1. In consideration of and subject to your receipt of your final salary payment ("the Final Salary Payment") in accordance with paragraphs 3.1 and 5 of the Agreement, on behalf of yourself, your heirs, spouse, assigns, attorneys and agents, you hereby release, acquit and forever discharge the Company and any Associated Company and its or their officers, directors, agents, servants, employees, attorneys, shareholders, predecessors, successors, assigns and affiliates, from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed ("Claims"), arising out of or in any way related to any agreement, event, conduct, act, omission or circumstance that has occurred as at the date of execution of this Compromise Agreement directly or indirectly arising out of or in any way connected with your employment with the FLAG Group, the termination of that employment, or any office held by you by virtue of your employment or the loss of any such office; including but not limited to Claims related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; tort law; contract law; wrongful discharge; discrimination; harassment; fraud; defamation; or emotional distress (whether arising under common law, statute, European Union law or otherwise, whether in the United Kingdom or elsewhere in the world and whether contemplated or not) and you will refrain from instituting or continuing and will forthwith withdraw any legal proceedings or complaint, including without limitation any complaint before or to an employment tribunal or administrative agency. You acknowledge that there are or may be Claims which were not contemplated (whether on the facts known to the parties or on the law as it was known) at the date of the Compromise Agreement by the parties or either of them but that the waiver contained in this paragraph waives and releases any and all such Claims (if any). For the avoidance of doubt the provisions of the Agreement remain fully enforceable as between the parties and are not affected by the terms of this Compromise Agreement.

2.

2.1 You hereby warrant that before signing this Compromise Agreement you received independent legal advice from Michael Cole of Penningtons, Highfield, Brighton Road, Godalming, Surrey GU7 1NS ("Legal Adviser"), a qualified lawyer, as to its terms and effect on, in particular, your ability to bring a statutory claim, including but not limited to any claim for:

      (i)     unfair dismissal;

      (ii)    a redundancy payment;

      (iii)   unlawful deductions from wages;

      (iv)    unequal treatment contrary to the provisions of the Equal Pay Act
              1970;

      (v)     race discrimination or victimisation under the Race Relations Act
              1976;

      (vi) sex discrimination or victimisation under the Sex Discrimination Act 1975;

      (vii) disability discrimination or victimisation under the Disability Discrimination Act 1995;

      (viii) breach of the Transfer of Undertakings (Protection of Employment) Regulations 1981;

      (ix)    breach of the Working Time Regulations 1998;

      (x)     breach of the Trade Union and Labour Relations (Consolidation) Act
              1992;

      (xi) breach of the Transnational Information and Consultation of Employees Regulations 1999; and

      (xii) any other claims related to your employment, or its termination that could be brought under English law;

2.2 You agree that to the extent you have or may have any such complaints, the waiver and release of Claims in paragraph 1 above expressly relates to each and every one of those complaints.

2.3 In consideration of and subject to your receipt of the Final Salary Payment you waive all other complaints or claims of any nature against the Company or any Associated Company under the Employment Rights Act 1996, the Equal Pay Act 1970, the Race Relations Act 1976, the Sex Discrimination Act 1975, the Disability Discrimination Act 1995, the Trade Union and Labour Relations (Consolidation) Act 1992, the Transfer of Undertakings (Protection of Employment) Regulations 1981, the Working Time Regulations 1998, the Transnational Information and Consultation of Employees Regulations 1999 or similar statutory or common laws of the US or otherwise,

2.4 Your Legal Adviser confirms that he has advised you on the claims set out at paragraph 2.1 above by signing a Solicitor's Certificate addressed to the Company in the form set out in Schedule 4 of the Agreement with the amendments necessary to refer to this Compromise Agreement.

2.5 The parties agree that all conditions regulating compromise agreements contained in any of the legislation referred to at sub-paragraphs 2.1 and
      2.3 above have been satisfied.

3. For the purposes of this Compromise Agreement "the Company", and "Associated Company", shall have the meanings respectively as "the Company" and "Associated Company" have in the Agreement.

Yours sincerely
For and on behalf of
FLAG Telecom Holdings Limited
on its own behalf and on behalf
of the Associated Companies

I understand and accept the terms of this Compromise Agreement


Signed


Stuart Rubin